UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2009

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Item 8.01.	Other Events

On May 26, 2009, OceanFirst Financial Corp. (“OCFC”) entered into an Agreement and Plan of Merger with Central Jersey Bancorp (“CJB”), a bank holding company headquartered in Oakhurst, New Jersey. CJB’s banking subsidiary is Central Jersey Bank, N.A., a nationally chartered bank. As of June 30, 2009, CJB had total consolidated assets of approximately $603.3 million, total net loans of approximately $367.5 million, total deposits of approximately $444.7 million and shareholders’ equity of approximately $55.7 million. As of September 30, 2009, CJB had total consolidated assets of approximately $577.7 million, total net loans of approximately $371.5 million, total deposits of approximately $459.8 million and shareholders’ equity of approximately $56.9 million.

This Current Report on Form 8-K contains the following information concerning CJB set forth in Exhibits 99.1 and 99.2: (i) financial information of CJB as of June 30, 2009 in Exhibit 99.1; and (ii) financial information of CJB as of September 30, 2009 in Exhibit 99.2 (both of which are incorporated by reference herein).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Financial information of CJB as of June 30, 2009

99.2	Financial information of CJB as of September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/S/ MICHAEL FITZPATRICK
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated: October 23, 2009

Exhibit Index

Exhibit No.	Description
99.1	Financial information of CJB as of June 30, 2009

99.2	Financial information of CJB as of September 30, 2009